EXHIBIT 21.1

SUBSIDIARIES OF CTC MEDIA, INC.

Subsidiary	Percentage Ownership (Direct or indirect)
Advertising and Marketing LLP (Kazakhstan)	60%
Channary, Ltd. (Cyprus)	74%
OAO Teleexpress (Moscow)	100%
OAO VnC Permprades (Perm)	80.02%
OOO AC Region (Irkutsk)	51%
OOO BelTV (Belgorod)	10%
OOO Costafilm (Moscow)	100%
OOO CTC Balakovo (Balakovo)	50%
ZAO CTC (Moscow)	100%
OOO CTC Communications (Moscow)	100%
OOO Independent Broadcasting Co. (Chelyabinsk)	100%
OOO CTC Investments (Moscow)	100%
OOO CTC Irkutsk (Irkutsk)	51%
OOO CTC Karelia (Petrozavodsk)	51%
OOO CTC-Saratov (Saratov)	100%
OOO CTC Ufa (Ufa)	100%
OOO CTC Volgograd (Volgograd)	100%
OOO CTC Voskhod (Vladivostok)	74%
ZAO EvereST-S (Moscow)	100%
OOO Irkutsk TV (Irkutsk)	51%
OOO Kompania Region (Tula)	100%
OOO Kontinent-50 (Vladivostok)	100%
OOO Marathon TV (Moscow)	100%
OOO Media Region (Irkutsk)	51%
OOO “MRG” (Moscow)	100%
OOO “Nomad” (Moscow)	100%
OOO Novy Radioproject (Ekaterinburg)	100%
OOO NTK (N. Novgorod)	100%
OOO ORT (Moscow)	100%
OOO PKF Radiosvyaz (Voronezh)	100%
OOO Premi (Moscow)	100%
OOO Programma,Servis, Montazh (Rostov)	100%
OOO Region-25 (Vladivostok)	100%
OOO RT (Moscow)	100%
OOO Samara Business Club (Samara)	21%
OOO Sof Tele Media (Uzbekistan)	51.06%
OOO Soho Media (Moscow)	100%
OOO Stav. Vesh. Corp. (Stavropol)	100%
OOO TC g.Kemerovo Tom’ (Kemerovo)	100%
OOO TC Vecher (Barnaul)	51%
OOO Telekompania MIG TV (Ekaterinburg)	100%
OOO TV Company T8 (Perm)	100%
OOO TV-Domashny (Moscow)	100%
OOO TV Station Mir (Novosibirsk)	50%
ZAO TVS (Severodvinsk)	100%
ZAO TRK Kronstadt (S.-Petersburg)	100%
OOO Vega-TV (Barnaul)	51%
OOO VK XXI vek (Achinsk)	100%
OOO Vertical (Kirov)	100%
OOO VTK (Voronezh)	90%
Prim LLP (Kazakhstan)	70%
Sablock, Ltd (Cyprus)	100%
SRL TeleDixi (Moldova)	51%

Teleradiokompaniya 31st Kanal LLP (Kazakhstan)	20%
ZAO Telecompany 6 Channel (St. Petersburg)	80%
ZAO CTC Region (Moscow)	100%
ZAO CTC Saratov (Saratov)	74%
ZAO Kanal 6 (Kazan)	100%
ZAO Nevsky Kanal (St. Petersburg)	100%
ZAO Novy Kanal (Moscow)	100%
ZAO Orion TV (Samara)	100%
ZAO Radio-Volga-TV (Samara)	100%
ZAO RTK (Ekaterinburg)	51.44%
ZAO “TV Darial” (Moscow)	100%
ZAO TV Maxima (Perm)	85%
ZAO TV&Radio Co. Gubernia (Tver)	100%
ZAO Variant (Kazan)	100%
ZAO Yuzhny Region Holding (Rostov)	51.05%
ZAO AVTO-TV (Perm)	100%
ZAO Zodiak (Omsk)	84.18%
ZAO “Zollen” (Moscow)	100%
ZAO Radio 59 (Moscow)	10%

All subsidiaries listed above are organized under the laws of the Russian Federation, other than as indicated above.